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                                    EXHIBIT A


NEITHER THIS 6.5% NOTE ("NOTE") NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE ATTACHED OFFSHORE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE ATTACHED OFFSHORE WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED TO ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE SHALL
BE MADE ONLY BY THE PROPORTIONATE EXERCISE OF THE ATTACHED
OFFSHORE WARRANT FOR THE PURCHASE OF COMMON STOCK.


                          INTEK DIVERSIFIED CORPORATION

                                    6.5% NOTE

No. ______                                    U.S. $_______________

                                                   Due April 15, 1999

         THIS 6.5% NOTE ("Note") is one of __________ duly authorized notes of INTEK Diversified Corporation, a Delaware corporation having a principal place of business at 970 West 190th Street, Suite 720, Torrance, California 90502, United States (the
"Company"), designated as its 6.5% Notes (collectively, the "Notes"), in an aggregate principal amount of U.S. $6,000,000.00.

         FOR VALUE RECEIVED, the Company promises to pay to ___________________________________________________________, or its
registered assigns (the "Holder"), on April 15, 1999 (the "Maturity Date"), the lesser of (i) _______________________________ United
States Dollars (U.S. $_______________) and (ii) the difference between (x) _______________________________ United States Dollars
(U.S. $_______________) and (y) the dollar amount for which the nondetachable Offshore Warrant to purchase shares of Common Stock, par value U.S. $0.01 per share, of the Company ("Common Stock") that is attached hereto as Annex A (the "Warrant") is exercised in accordance with its terms, and to pay interest to the Holder on the unpaid principal balance hereof from time to time outstanding at the rate of 6.5% per annum. This Note may not be pre-paid by the Company.

         This Note is subject to the following provisions:

         Section 1.        PAYMENT TERMS.

                  (a) Except as otherwise specifically provided herein and in Sections 3.3, 3.4 and 3.7 of the Note and Warrant Purchase
Agreement, dated as of April 15, 1996, as amended from time to time, executed by the original Holder (the "Purchase Agreement," the terms and conditions of which are incorporated herein by reference), the principal amount of this Note shall be paid, discharged and satisfied only if and to the extent that the Warrant is exercised in accordance with its terms and shall not be payable in cash or any other consideration.

                  (b) Interest on the unpaid principal balance of this Note from time to time outstanding shall accrue daily commencing on the date of first issuance of this Note regardless of the number of transfers hereof until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. Interest shall be calculated on the basis of a 360-day year. Interest due and payable hereunder will be paid in cash to the person in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the earlier to occur of (i) the Maturity Date (or, if the Maturity Date is not a business day, on the first business day prior to the Maturity Date) or (ii) the date that the Warrant is fully exercised; provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Purchase Agreement. All accrued and unpaid interest shall bear interest (to the extent that such interest is permitted by applicable law, including any usury laws) accruing from the Maturity Date or earlier date on which this
Note is payable pursuant to the Purchase Agreement to the thirtieth day thereafter at the rate of 12% per annum, from the thirty-first to the sixtieth day thereafter at 16% per annum and from the sixtieth day thereafter until paid at the rate of 20% per annum.
Interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register.

                  (c) The Holder shall be responsible for the Holder's own tax liability that may arise as a result of holding, transferring or receiving payment under this Note. The Holder and each permitted transferee of this Note shall promptly deliver to the Company a completed and executed Form W-8.

         Section 2. EVENTS OF DEFAULT. The term "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (a) any default by the Company in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration or otherwise;

                  (b) the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach of, this Note, and such failure or breach shall not have been remedied within thirty (30) days after the date on which written notice of such failure or breach shall have been given to the Company;

                  (c) the occurrence of any material breach or default by the Company under the Purchase Agreement, and such breach or default shall not have been remedied within the applicable grace period, if any, provided thereunder;

                  (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;

                  (e) the Company shall have its Common Stock delisted from the NASDAQ Small Cap or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon; or

                  (f) the Company shall be a party to any merger or consolidation or shall dispose of all or substantially all of its assets in one or more transactions, or shall redeem more than a de minimis amount of its outstanding shares of Common Stock, in each case other than as provided in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

If any Event of Default occurs and is continuing, and in every such case, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, declare the full principal amount of this Note, together with all accrued but unpaid interest to the date of acceleration, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstand-ing anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such notice of declaration shall be accompanied by a completed and executed Holder Exercise Notice (as defined in the Warrant). Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 3. NATURE OF OBLIGATION. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the manner, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and in the Purchase Agreement.

         Section 4. TRANSFER RESTRICTIONS. This Note and the Warrant have been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred only if such transfer is, in the reasonable opinion of the Company, in compliance with or exempt from the registration requirements of the Securities Act, including Regulation S promulgated thereunder, and the terms and conditions set forth in the Purchase Agreement. This Note may not be transferred separately from the Warrant. Prior to due presentment to the Company for transfer of this Note and the Warrant, the Company and any agent of the Company may treat the person in whose name this Note and the Warrant are duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor any such agent shall be affected by notice to the contrary. This Note and the Warrant shall be transferable or assignable only through an appropriate entry in the Note Register.

         Section 5. REPLACEMENT. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 6. RIGHTS OF HOLDER. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent that shares of Common Stock are issued to the Holder upon exercise of the Warrant in accordance with the terms thereof.

         Section 7. CANCELLATION. Upon the exercise in full of the Warrant and the payment in full of all accrued and unpaid interest and any other amounts due hereunder, the Holder shall return this Note to the Company for cancellation.

         Section 8. NOTICES. All notices or other communications hereunder shall be given, and shall be deemed duly given and received if given, by facsimile or by mail, postage prepaid: (i) if to the Company, addressed as follows: INTEK Diversified Corporation, 970 West 190th Street, Suite 720, Torrance, California 90502, Attention: David Neibert, or to facsimile no.
(310) 366-7712, with a copy to INTEK Diversified Corporation, c/o Simmonds Capital Limited, 5355 Yonge Street, Suite 1050, Willowdale, Ontario M2N 6P4, Canada, Attention: John G. Simmonds, or to facsimile no. (416) 221-3800; or
(ii) if to the Holder, addressed to the Holder at the facsimile telephone number and address of the Holder appearing on the Note Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at the facsimile telephone number specified in this Section, (ii) five (5) business days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

         Section 9. LEGEND ON NOTE AND WARRANT. Assuming that there are no changes in the material facts set forth in Section 2.2 of the Purchase
Agreement or in applicable law that would require such a legend, after the expiration of the period commencing on the date hereof and ending ninety (90) days thereafter, no legend on the Note and Warrant shall be required.

         Section 10. WAIVER. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

         Section 11. SEVERABILITY. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws thereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of April 15, 1996.


                                          INTEK DIVERSIFIED CORPORATION


Attest: ________________________          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________